Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and Statement of Additional Information and to the use of our report dated September 23, 2011 on the September 21, 2011 Statement of Assets and Liabilities of the Guggenheim Equal Weight Enhanced Equity Income Fund in the Registration Statement (Form N-2) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-75662) and Amendment No. 2 under the Investment Company Act of 1940 (Registration No. 811-22584).
/s/ Ernst & Young LLP

Chicago, Illinois
September 23, 2011